EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Windswept Environmental Group, Inc.
Bay Shore, New York


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 8, 1996 (except for Note 20 of such report, as to which the dates are December 5, 1996 and September 29, 1997), relating to the consolidated financial statements of Windswept Environmental Group, Inc. included in such Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996.



                           /s/
                           CAPRARO, CENTOFRANCHI, KRAMER & CO., P.C.




South Huntington, New York
December 23, 1997